As filed with the Securities and Exchange Commission on
January 24, 1996                     REGISTRATION NO. 33-
==================================================================


              SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, DC  20549
                   ______________________

                          FORM S-8
                    REGISTRATION STATEMENT
                            Under
                  THE SECURITIES ACT OF 1933
                    _______________________

                  Bell Atlantic Corporation
       (Exact name of registrant as specified in its charter)

         Delaware                  4811                 23-2259884
(State or other jurisdiction  (Primary Standard        (I.R.S. Employer
of incorporation or        Industrial Classification    Identification
Number)                         organization)             Code Number)

                    ______________________

                       1717 Arch Street
                Philadelphia, Pennsylvania 19103
                        (215) 963-6000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             Bell Atlantic 1985 Incentive Stock Option Plan

                 Ellen C. Wolf, Vice President-Treasurer
                      Bell Atlantic Corporation
                     1717 Arch Street, 47th Floor
                   Philadelphia, Pennsylvania 19103
                        (215) 963-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                     _______________________

               Please send copies of all communications to:
                          P. Alan Bulliner
             Vice President, Corporate Secretary and Counsel
                      Bell Atlantic Corporation
                     1717 Arch Street, 32nd Floor
                   Philadelphia, Pennsylvania 19103

================================================================================

                                              Proposed     Proposed
                                   Amount     maximum     aggregate   Amount of
Title of each class of securities  to be   offering price  maximum  registration
   to be registered              registered   per unit  offering price    fee
--------------------------------------------------------------------------------

Common Stock, par value          6,000,000     $68.25  $409,500,000*    $141,207
$1.00 per share                   shares
================================================================================

* Estimated solely for the purpose of determining the registration fee, required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rule 457(h) under the Securities Act.
                        _______________________

                            PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

In accordance with General Instruction E of Form S-8, the contents of the Company's earlier Registration Statement on Form S-8
Registration No. 2-97821 are incorporated herein by reference and the following information is also provided.


ITEM 5.  INDEPENDENT ACCOUNTANTS AND COUNSEL.

The consolidated financial statements and financial statement schedule of Bell Atlantic Corporation and subsidiaries included in Bell Atlantic's 1994 Annual Report on Form 10-K have been audited by Coopers & Lybrand L.L.P., independent accountants, whose report is incorporated herein by reference. These financial statements and financial statement schedule are incorporated herein in reliance upon the report, which includes an explanatory paragraph stating that the Company discontinued accounting for the operations of its telephone subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, Accounting for the Effects of Certain Types of Regulation, effective August 1, 1994, and changed its method of accounting for income taxes and postemployment benefits in 1993, of Coopers & Lybrand L.L.P. given upon their authority as experts in accounting and auditing.

      Ms. Kathleen M. Gibson, Securities Counsel of the Company has passed upon the legality of the securities being offered pursuant to the Plan. As of January 1, 1996, Ms. Gibson owned beneficially and had options to acquire 7,752 shares of Common Stock of Bell Atlantic.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law provides for the indemnification of directors and officers under certain circumstances. Generally such persons must have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, such person must also have had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no such indemnification may be made if such person shall have been adjudged to have been liable to the corporation, unless, and only to the extent, the court in which the proceeding was brought, or the Delaware Court of Chancery, orders such indemnification. When the director or officer successfully defends any such civil or criminal proceeding, indemnification is required. The Company's By-Laws provide for indemnification of officers and directors in accordance with the Delaware General Corporation Law.

     The Certificate of Incorporation of the Company also limits the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.


ITEM 8.  EXHIBITS

     Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.


EXHIBIT
NUMBER
-------

   5 Opinion of Counsel as to the legality of the securities registered.

  23a   Consent of Coopers & Lybrand L.L.P.

  23b Consent of Counsel is contained in the opinion of counsel filed as Exhibit 5.

  24    Powers of Attorney.





ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE
SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA, ON THE 22nd DAY OF JANUARY, 1996.

                                   BELL ATLANTIC CORPORATION


                                   By:




                                   /s/ William O. Albertini
                                      (William O. Albertini,
                                      Executive Vice President and
                                      Chief Financial Officer)



PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS
REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW
BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE
INDICATED.

                                             )
PRINCIPAL EXECUTIVE OFFICER:                 )
     Raymond W. Smith,  Chairman and Chief   )
                    Executive Officer        )
                                             )
                                             )
                                             )
PRINCIPAL FINANCIAL OFFICER:                 )
     William O. Albertini, Executive Vice President    )
                    and Chief Financial      )
                    Officer                  )
                                             )
                                             )
PRINCIPAL ACCOUNTING OFFICER:                )
     Doreen A. Toben,
               Vice President -Finance       )
               and Controller                )
                                             )
                                              By:
DIRECTORS:                                   )
                                             )
     William W. Adams                        )
     William O. Albertini                    )
     Larry T. Babbio, Jr.                    )
     Thomas E. Bolger                        )  (William O. Albertini,
     Frank C. Carlucci                       )   individually and as
     William G. Copeland                     )   attorney-in-fact)
     James G. Cullen                         )
     James H. Gilliam, Jr.                   )
     Thomas H. Kean                          )
     John C. Marous, Jr.                     )  /s/ William O. Albertini
     John F. Maypole                         )
     Joseph Neubauer                         )
     Thomas H. O'Brien                       )
     Rozanne L. Ridgway                      )
     Raymond W. Smith                        )
     Shirley Young                           )
                                             )



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE TRUSTEE (OR OTHER PERSONS WHO ADMINISTER THE EMPLOYEE BENEFIT
PLAN), HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PHILADELPHIA ON THE 22nd OF JANUARY, 1996.



                                         By:  /s/ Graham Ragland